As filed with the Securities and Exchange Commission on January 31, 2006

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 31, 2006


                      METROMEDIA INTERNATIONAL GROUP, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                      1-5706                 58-0971455
--------------------------------        ------------          ------------------
(State or other jurisdiction of   (Commission File Number)      (IRS Employer
         incorporation)                                      Identification No.)

                 8000 Tower Point Drive, Charlotte, NC                  28227
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                (Address of principal executive offices)             (Zip Code)

        Registrant's telephone number, including area code:      (704) 321-7380
                                                                ----------------

          (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
         (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01.        Regulation FD Disclosure

         The Notice (hereinafter defined) referenced under Item 8.01 (Other Events) of this Current Report on Form 8-K is attached hereto as Exhibit 20.1.

Item 8.01.        Other Events

         On January 31, 2006, Metromedia International Group, Inc. (the "Company") announced that terms of a settlement have been agreed among parties to the derivative legal action In Re Fuqua Industries which would, upon review and approval by the Court of Chancery of the State of Delaware, bring this long-standing legal action to a final close. In the event that the Court approves the proposed settlement, the Company reported that it expects to receive in excess of $4 million from the $7 million settlement amount agreed on by the defendants in the action and will no longer bear obligation to fund the legal expenses of these defendants. The Company sent to its common shareholders of record as of January 5, 2006 ("the Shareholders") a Notice of Pendency of Derivative Action, Proposed Settlement of Derivative Action, Settlement Hearing, and Right to Appeal in the matter of In Re Fuqua Industries, Inc. Shareholders Litigation (the "Notice"). The Notice informs the Shareholders that a settlement hearing ("the Settlement Hearing") in the In Re Fuqua Industries action is scheduled for March 6, 2006 in the Court of Chancery of the State of Delaware ("the Court") and of Shareholder's rights to participate in the Settlement Hearing.

         In Re Fuqua Industries was initiated by a stockholder on behalf of the Company as a derivative action in the early 1990's when the Company operated under the name Fuqua Industries, Inc. Since the action was brought on behalf of the Company, any funds received in settlement of the action, net of plaintiffs' counsel fees and expenses, will go to the Company and not to individual stockholders. Pursuant to the terms and conditions of the proposed settlement, the defendants would pay an aggregate amount of $7 million to be paid by the defendants; and each of the individual defendants has deposited his share of this aggregate amount into an escrow account maintained for the benefit of the Company. The Company has agreed that, should the Settlement be approved at the Settlement Hearing, it will not oppose plaintiffs' counsel application for an award of attorneys' fees not to exceed $2.1 million and a reimbursement of expenses not to exceed $0.325 million

         At the Settlement Hearing, the Court will:

o Determine whether a Stipulation of Settlement, dated as of December 31, 2005 (the "Stipulation"), and the terms and conditions of the settlement proposed in the Stipulation (the "Settlement"), are fair, reasonable and adequate;

o Determine whether the interests of the stockholders of the Company have been adequately represented at all times by counsel to plaintiffs in connection with the prosecution and settlement of the action;

o Determine whether a final order and judgment should be entered by the Court dismissing the action with prejudice and on the merits as to all parties; and

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o        Determine, in the event that the Court approves the Stipulation and the
         Settlement and enters its final judgment, whether it should award attorneys' fees and expenses to plaintiffs' counsel.

         The press release announcing this matter is attached hereto as Exhibit
99.1 and is incorporated herein by reference.

Item 9.01.        Financial Statements and Exhibits

                  (d) Exhibits.

                  20.1 Notice of Pendency of Derivative Action, Proposed Settlement of Derivative Action, Settlement Hearing, and Right to Appeal in the matter of In Re Fuqua Industries, Inc. Shareholders Litigation, as mailed to shareholders of record of the Company as of January 5, 2006.

                  99.1 Press Release of Metromedia International Group, Inc., dated January 31, 2006.



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                                    SIGNATURE
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                  Pursuant to the requirements of the Securities Exchange Act of
1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   METROMEDIA INTERNATIONAL GROUP, INC.


                                   By: /S/ HAROLD F. PYLE, III
                                       ----------------------------------------
                                        Name:  Harold F. Pyle, III
                                        Title: Executive Vice President Finance,
                                               Chief Financial Officer and
                                               Treasurer

Date: January 31, 2006
Charlotte, NC